Exhibit 99.1

GANNETT CHANGES NAME TO USA TODAY CO.
New York, NY – November 18, 2025 – Effective today Gannett Co., Inc. is now USA TODAY Co., Inc.

Stock Exchange Details:
•New Ticker Symbol: TDAY
•Effective Date: November 18, 2025
•Exchange: New York Stock Exchange
•CUSIP: 36472T109 (Unchanged)

ABOUT USA TODAY CO., INC.
USA TODAY Co., Inc. is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. Through our trusted brands, including the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations, including our network of local properties, in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom, we provide essential journalism, local content, and digital experiences to audiences and businesses. We deliver high-quality, trusted content with a commitment to balanced, unbiased journalism, where and when consumers want to engage. Our digital marketing solutions brand, LocaliQ, supports small and medium-sized businesses with innovative digital marketing products and solutions.

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MEDIA CONTACT
Matt Esposito
Head of Investor Relations
mesposito@usatodayco.com

Lark-Marie Antón
Chief Communications Officer
lark@usatodayco.com